FOR IMMEDIATE RELEASE

May 18, 2007

Contact: Rosemarie Faccone

   or Susan Jordan

   732-577-9996

MONMOUTH CAPITAL CORPORATION ANNOUNCES

SPECIAL MEETING OF STOCKHOLDERS

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES 2007 ANNUAL MEETING OF STOCKHOLDERS

FREEHOLD, NJ, May 18, 2007........ Monmouth Capital Corporation (NASDAQ/MONM) announced that it would hold a Special Meeting of Stockholders on Thursday, July 26, 2007, at its headquarters, located at 3499 Route 9 North, Suite 3C, Freehold, New Jersey, at 10:00 a.m., local time, to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated March 26, 2007, by and among Monmouth Capital Corporation (“Monmouth Capital”), Monmouth Real Estate Investment Corporation (“Monmouth REIT”), and Route 9 Acquisition, Inc., a wholly-owned subsidiary of Monmouth REIT (“Route 9”), and the merger of Route 9 with and into Monmouth Capital on the terms set forth in the merger agreement.

Monmouth Real Estate Investment Corporation (NASDAQ/MNRTA) also announced that its 2007 Annual Meeting of Stockholders would be held on Thursday, July 26, 2007, at its headquarters, located at 3499 Route 9 North, Suite 3C, Freehold, New Jersey, at 2:00 p.m., local time, at which its common stockholders will, among other matters, be asked to consider and vote on a proposal to approve the merger, including the issuance of shares of Monmouth REIT’s common stock to stockholders of Monmouth Capital in the proposed merger.

The record date for determination of the stockholders entitled to attend and vote at each meeting is the close of business on June 1, 2007.

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About Monmouth Real Estate Investment Corporation

Monmouth REIT, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. Monmouth REIT’s equity portfolio consists of forty-two industrial properties and one shopping center located in Alabama, New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, and Colorado.  In addition, Monmouth REIT owns a portfolio of REIT securities.

About Monmouth Capital Corporation

Monmouth Capital’s equity portfolio consists of thirteen industrial properties in Florida, Georgia, Illinois, Minnesota, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Texas and Virginia. Monmouth Capital has operated as a public company since 1961.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Monmouth REIT, Monmouth Capital and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered in integrating the companies, approval of the transaction by the stockholders of the companies, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings that may be instituted against either of the companies or others following announcement of the definitive agreement, the satisfaction of closing conditions to the transaction, inability to realize or delays in realizing the expected synergies and cost savings, unanticipated operating costs, the effects of general and local economic and real estate conditions and the amount of the costs, fees, expenses and charges related to the transaction. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information about the Combination and Where to Find It

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Monmouth REIT and Monmouth Capital have filed a preliminary joint proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and other relevant material when they become available because they will contain important information about Monmouth REIT and Monmouth Capital and the proposed merger. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus when it becomes available and other documents filed by Monmouth REIT and Monmouth Capital with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus when it becomes available and other relevant documents may also be obtained free of charge from Monmouth REIT or Monmouth Capital by directing such request to either company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, Attention: Susan Jordan.

Monmouth REIT and Monmouth Capital and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Monmouth REIT and Monmouth Capital in connection with the merger. Information about Monmouth REIT and its directors and executive officers, and their ownership of Monmouth REIT securities and information about Monmouth Capital and its directors and executive officers, and their ownership of Monmouth Capital securities, is set forth in the preliminary joint proxy statement/prospectus included in the registration statement on Form S-4 filed with the SEC on May 3, 2007. Additional information regarding the interests of those persons may be obtained by reading the definitive joint proxy statement/prospectus when it becomes available.